Exhibit (f)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement under Schedule B (No. 333-238461) of KfW and in the related Prospectus of our report dated March 2, 2021, with respect to the consolidated financial statements as at December 31, 2020 and for the fiscal year from January 1, 2020 to December 31, 2020 of KfW included in this Amendment No.6 to KfW’s Annual Report on Form 18-K for the year ended December 31, 2019.

/s/ Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

Eschborn, Germany

March 25, 2021